UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2006

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 — 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition of Assets.
On April 26, 2006, American Medical Systems, Inc. (“AMS”), a wholly owned subsidiary of American Medical Systems Holdings, Inc. (the “Company”), acquired certain issued patents and other assets from BioControl Medical, Ltd., an Israeli company focused on developing medical devices for the application of electrical stimulation technology. AMS also acquired an exclusive license to other patents and intellectual property held by BioControl for use in urology, gynecology and other pelvic health applications. The cash transaction is comprised of a $25.0 million initial payment, an additional $25.0 million of contingent milestone payments for relevant accomplishments (through and including FDA approval of the product), and a royalty over the first ten years of the related license agreement. Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated April 26, 2006, announcing the acquisition.
Item 2.02. Results of Operations and Financial Condition.
On April 27, 2006, the Company issued a press release announcing results for its first quarter of fiscal year 2006. Attached hereto as Exhibit 99.2 is a copy of the Company’s press release dated April 27, 2006, announcing the Company’s results of operations.
The press release includes financial measures that are not calculated in accordance with GAAP, consisting of non-GAAP measures for cost of goods sold, operating expenses, operating income, income before taxes, provision for income taxes, net income and net income per share adjusted to account for the fact that stock option expensing in accordance with SFAS 123(R) was first implemented during the current year’s first quarter. Management uses these non-GAAP measures to evaluate the Company’s operating and financial performance and for planning purposes. Management also uses these non-GAAP measures to compare performance from period to period on a consistent basis. Management believes that this information is useful to investors so that they can evaluate the Company’s operating and financial performance using the same measures that management uses and can compare the Company’s performance from period to period on a consistent basis. Reliance on these non-GAAP measures could limit investors’ ability to compare the Company’s operating and financial performance with the performance of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. Pursuant to Regulation G, the Company has included in the press release a schedule reconciling these non-GAAP financial measures to most directly comparable GAAP financial measures.
The press release also includes the Company’s projected 2006 earnings per share on a non-GAAP basis before the impact of stock-based compensation expensing under SFAS 123(R). Management uses this non-GAAP measure to compare projected 2006 earnings to the prior year’s performance on a consistent basis. Management believes this non-GAAP projected earnings is particularly relevant for 2006 because SFAS 123(R) was implemented effective January 1, 2006. Management believes that this information is useful to investors so that they also can compare projected 2006 earnings to past performance on a consistent basis. Reliance on the non-GAAP measure could limit investors’ ability to compare the Company’s 2006 performance to the performance of other companies. Investors should consider the non-GAAP measure in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. Pursuant to Regulation G, the Company has included in the press release a schedule reconciling projected 2006 earnings per share calculated on a non-GAAP basis to projected 2006 earnings per share calculated on a GAAP basis.
The information contained in this report and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
The Company will file financial statements, if any, required by Item 9.01(a) of Form 8-K within 75 days of April 26, 2006.
(b)	Pro Forma Financial Information.
The Company will file the pro forma financial information, if any, required by Item 9.01(b) of Form 8-K within 75 days of April 26, 2006.
(d)	Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated April 26, 2006, between American Medical Systems, Inc. and BioControl Medical, Ltd.*
10.2	License Agreement, dated April 26, 2006, between American Medical Systems, Inc. and BioControl Medical, Ltd.*
99.1	Press Release dated April 26, 2006 (included herewith).
99.2	Press Release dated April 27, 2006 (included herewith).

*	Exhibits and Schedules to the Asset Purchase Agreement and License Agreement have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

April 27, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated April 26, 2006, between American Medical Systems, Inc. and BioControl Medical, Ltd.
10.2	License Agreement, dated April 26, 2006, between American Medical Systems, Inc. and BioControl Medical, Ltd.
99.1	Press Release dated April 26, 2006 (included herewith).
99.2	Press Release dated April 27, 2006 (included herewith).